UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road,	Suite 210,
Berwyn,	Pennsylvania	19312
(Address of principal executive offices)		(Zip Code)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Purchase Rights		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2019, Triumph Group, Inc. (the “Company”) entered into a Twenty-Fifth Amendment to Receivables Purchase Agreement (the “Amendment”), which amended the Company’s Receivables Purchase Agreement, originally dated as of August 7, 2008 (the “Receivables Purchase Agreement”), pursuant to which the Company maintains an accounts receivable securitization program (the “Securitization Program”) with PNC Bank, National Association, as administrator. Pursuant to the Amendment, among other things, (i) the facility termination date for the Securitization Program was extended from October 30, 2020 to the earlier of (x) December 6, 2022 and (y) the date that is 91 days prior to the stated maturity date of the Company’s 5.25% Senior Notes due 2022; (ii) the facility size of the Securitization Program was reduced from $125,000,000 to $75,000,000; (iii) certain accounts receivable owed to Triumph Receivables, LLC, a wholly owned subsidiary of the Company, were assigned to various subsidiaries of the Company and in connection therewith excluded from the pool of eligible receivables subject to the Securitization Program; (iv) a portion of the Aggregate Capital (as defined in the Receivables Purchase Agreement) was repaid to MUFG Bank, Ltd. (“MUFG”) and Victory Receivables Corporation (“Victory”), and MUFG and Victory were removed as parties to the Securitization Program, and (v) PNC Capital Markets, LLC joined the Receivables Purchase Agreement as “Structuring Agent”.
The foregoing is only a brief description of the Amendment and does not purport to be a complete description thereof. Such description is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
On September 23, 2019, Triumph Group, Inc. (the “Company”) completed its previously announced offering of $525.0 million in aggregate principal amount of 6.250% Senior Secured Notes due 2024 (the “Notes”). The Notes were issued pursuant to an indenture dated as of September 23, 2019 (the “Indenture”) among the Company, the subsidiary guarantors signatory thereto and U.S. Bank National Association, as trustee (the “Trustee”). The maturity date of the Notes is September 24, 2024. The Notes were offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Twenty-Fifth Amendment to Receivables Purchase Agreement dated as of December 6, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 9, 2019	TRIUMPH GROUP, INC.

		By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President of Investor Relations and Controller